Exhibit 99.1

Press Release

For more information contact:

Media Relations:	Investor Relations:
Britt Zarling	Stephanie Gregor
Vice President, Corporate Communications	Vice President, Investor Relations
Fiserv, Inc.	Fiserv, Inc.
678-375-1595	262-879-5969
britt.zarling@fiserv.com	stephanie.gregor@fiserv.com

For Immediate Release

Fiserv Reports First Quarter 2016 Results

Internal revenue growth of 4 percent and adjusted revenue growth of 5 percent;

Adjusted EPS increase of 19 percent to $1.06;

Free cash flow increase of 11 percent to $298 million;

Full year 2016 guidance affirmed

Brookfield, Wis., May 5, 2016 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today reported financial results for the first quarter of 2016.

GAAP revenue in the quarter was $1.33 billion compared with $1.28 billion in the first quarter of 2015. Adjusted revenue was $1.25 billion in the first quarter compared with $1.19 billion in the first quarter of 2015, an increase of 5 percent.

GAAP earnings per share in the first quarter was $1.27 compared with $0.73 in the first quarter of 2015. The first quarter 2016 GAAP earnings per share included a net investment gain of $0.39 per share driven by a sale of a business interest at StoneRiver Group, L.P. (“StoneRiver”), a joint venture in which the company owns a 49% interest. Adjusted earnings per share increased 19 percent to $1.06 compared with $0.89 in the first quarter of 2015.

“We are pleased with our start to the year including 7 percent internal revenue growth in the Payments segment and excellent operating performance,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “Our business model continues to produce high-quality revenue, strong adjusted earnings per share and outstanding free cash flow.”

Press Release

First Quarter 2016

•	Adjusted revenue increased 5 percent in the quarter to $1.25 billion compared with $1.19 billion in the prior year period.

•	Internal revenue growth was 4 percent for the company, with 7 percent growth in the Payments segment and 1 percent growth in the Financial segment.

•	Adjusted earnings per share increased 19 percent in the quarter to $1.06 compared with $0.89 in the prior year period.

•	Adjusted operating margin increased 80 basis points to 31.9 percent in the quarter compared with 31.1 percent in the first quarter of 2015.

•	Free cash flow increased 11 percent in the quarter to $298 million compared with $268 million in the prior year period.

•	The company received $140 million in cash distributions from StoneRiver related to the sale of a business interest; these distributions and related gain have been excluded from the company’s free cash flow and adjusted earnings per share.

•	The company repurchased 3.4 million shares of common stock for $321 million in the first quarter and had 14.0 million remaining shares authorized for repurchase as of March 31, 2016.

•	The company completed its purchase of certain assets of ACI Worldwide, Inc.’s Community Financial Services business, further enhancing the company’s suite of digital banking and payments solutions.

•	The company expanded its biller solutions business by completing the acquisition of Hewlett Packard Enterprise’s Convenience Pay Services business which enables providers to accept electronic payments from their consumers through multiple channels.

•	The company was named as one of FORTUNE® magazine’s World’s Most Admired Companies in the financial data services category for the third consecutive year and number one for Innovation within the category.

Outlook for 2016

Fiserv continues to expect 2016 internal revenue growth in a range of 5 to 6 percent and adjusted earnings per share in a range of $4.32 to $4.44, which represents growth of 12 to 15 percent over $3.87 in 2015.

“Our results in the quarter were ahead of plan and we are well on our way to meet our 2016 financial objectives,” said Yabuki.

Earnings Conference Call

The company will discuss its first quarter 2016 results on a conference call and webcast at 4 p.m. CT on Thursday, May 5, 2016. To register for the event, go to www.fiserv.com and click on the Q1 Earnings webcast link. Supplemental materials will be available in the “Investor Relations” section of the website.

Press Release

About Fiserv

Fiserv, Inc. (NASDAQ: FISV) enables clients to achieve best-in-class results by driving quality and innovation in payments, processing services, risk and compliance, customer and channel management, and business insights and optimization. For more than 30 years, Fiserv has been a global leader in financial services technology. This year, Fiserv was honored to be named a FORTUNE® magazine’s World’s Most Admired Company for the third consecutive year; and in 2015 was recognized among Forbes magazine’s America’s Best Employers. For more information, visit www.fiserv.com.

Use of Non-GAAP Financial Measures

In this earnings release, we supplement our reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities, with “adjusted revenue,” “internal revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted net income,” “adjusted earnings per share” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities to calculate these non-GAAP measures.

Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, gains or losses from unconsolidated affiliates, severance costs, charges associated with early debt extinguishment, merger and integration costs related to acquisitions, and certain costs associated with the achievement of our operational effectiveness objectives. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations, and we use this information to allocate resources to our various businesses.

Free cash flow and internal revenue growth are non-GAAP financial measures and are described on page 10. We believe free cash flow is useful to measure the funds generated in a given period that are available for strategic capital decisions. We believe internal revenue growth is useful because it presents revenue growth excluding the impact of postage reimbursements in our Output Solutions business, acquisitions and dispositions, and including deferred revenue purchase accounting adjustments. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items and may not be comparable to similarly titled measures reported by other companies.

Press Release

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated internal revenue growth, adjusted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: pricing and other actions by competitors; the capacity of the company’s technology to keep pace with a rapidly evolving marketplace; the impact of market and economic conditions on the financial services industry; the impact of a security breach or operational failure on the company’s business; the effect of legislative and regulatory actions in the United States and internationally; the company’s ability to comply with government regulations; the company’s ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company’s strategic initiatives; and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Income

(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue
Processing and services	$1,122	$1,067
Product	209	208

Total revenue	1,331	1,275

Expenses
Cost of processing and services	553	542
Cost of product	181	181
Selling, general and administrative	258	238

Total expenses	992	961

Operating income	339	314
Interest expense	(40)	(41)
Interest and investment (loss) income - net	(7)	1

Income before income taxes and income from investment in unconsolidated affiliate	292	274
Income tax provision	(149)	(96)
Income from investment in unconsolidated affiliate	146	—

Net income	$289	$178

GAAP earnings per share - diluted	$1.27	$0.73

Diluted shares used in computing earnings per share	227.3	243.0

Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Reconciliation of GAAP to

Adjusted Net Income and Adjusted Earnings Per Share

(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2016	2015
GAAP net income	$289	$178
Adjustments:
Merger, integration and other costs [1]	16	5
Severance costs	4	3
Amortization of acquisition-related intangible assets	40	49
Tax impact of adjustments [2]	(21)	(20)
StoneRiver and other investment activity [3]	(139)	—
Tax impact of StoneRiver and other investment activity [3]	52	—

Adjusted net income	$241	$215

GAAP earnings per share	$1.27	$0.73
Adjustments - net of income taxes:
Merger, integration and other costs [1]	0.05	0.01
Severance costs	0.01	0.01
Amortization of acquisition-related intangible assets	0.12	0.13
StoneRiver and other investment activity [3]	(0.39)	—

Adjusted earnings per share	$1.06	$0.89

[1]	Merger, integration and other costs include acquisition-related integration costs, including a $10 million non-cash impairment charge associated with the decision to replace an existing software solution with software purchased in a business acquisition during the first quarter of 2016; incremental expenses incurred in conjunction with the achievement of the company’s operational effectiveness objectives, including costs related to data center and real estate consolidation activities; and a non-cash expense in 2015 related to the modification of certain employee equity award agreements.
[2]	The tax impact of adjustments is calculated using a tax rate of 35 percent.
[3]	Represents the company’s share of a net gain on the sale of a business interest at StoneRiver of $146 million, as well as a non-cash write-off of a $7 million investment.

See page 3 for disclosures related to the use of non-GAAP financial measures.

Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Financial Results by Segment

(In millions, unaudited)

	Three Months Ended March 31,
	2016	2015
Total Company
Revenue	$1,331	$1,275
Output Solutions postage reimbursements	(78)	(83)
Deferred revenue purchase accounting adjustments	—	1

Adjusted revenue	$1,253	$1,193

Operating income	$339	$314
Merger, integration and other costs	16	5
Severance costs	4	3
Amortization of acquisition-related intangible assets	40	49

Adjusted operating income	$399	$371

Operating margin	25.5%	24.6%
Adjusted operating margin	31.9%	31.1%

Payments and Industry Products (“Payments”)
Revenue	$749	$696
Output Solutions postage reimbursements	(78)	(83)

Adjusted revenue	$671	$613

Operating income	$225	$191

Operating margin	30.0%	27.5%
Adjusted operating margin	33.5%	31.2%

Financial Institution Services (“Financial”)
Revenue	$599	$593
Deferred revenue purchase accounting adjustments	—	1

Adjusted revenue	$599	$594

Operating income	$195	$204

Operating margin	32.6%	34.3%
Adjusted operating margin	32.6%	34.3%

Corporate and Other
Revenue	$(17)	$(14)

Operating loss	$(81)	$(81)
Merger, integration and other costs	16	5
Severance costs	4	3
Amortization of acquisition-related intangible assets	40	49

Adjusted operating loss	$(21)	$(24)

See page 3 for disclosures related to the use of non-GAAP financial measures.

Operating margin percentages are calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net income	$289	$178
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	60	53
Amortization of acquisition-related intangible assets	40	49
Share-based compensation	22	18
Excess tax benefits from share-based awards	(9)	—
Deferred income taxes	(6)	4
Income from investment in unconsolidated affiliate	(146)	—
Dividends from unconsolidated affiliate	140	—
Non-cash impairment charges	17	—
Other operating activities	—	(1)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	10	34
Prepaid expenses and other assets	(32)	(17)
Accounts payable and other liabilities	113	47
Deferred revenue	11	(19)

Net cash provided by operating activities	509	346

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(72)	(90)
Payments for acquisitions of businesses	(265)	—

Net cash used in investing activities	(337)	(90)

Cash flows from financing activities
Debt proceeds	715	430
Debt repayments	(559)	(381)
Proceeds from issuance of treasury stock	30	28
Purchases of treasury stock, including employee shares withheld for tax obligations	(359)	(331)
Excess tax benefits from share-based awards	9	—

Net cash used in financing activities	(164)	(254)

Net change in cash and cash equivalents	8	2
Cash and cash equivalents, beginning balance	275	294

Cash and cash equivalents, ending balance	$283	$296

Press Release

Fiserv, Inc.

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	March 31, 2016	December 31, 2015

Assets
Cash and cash equivalents	$283	$275
Trade accounts receivable – net	805	802
Prepaid expenses and other current assets	388	429

Total current assets	1,476	1,506

Property and equipment – net	401	396
Intangible assets – net	1,909	1,872
Goodwill	5,380	5,200
Other long-term assets	386	366

Total assets	$9,552	$9,340

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$1,058	$1,024
Current maturities of long-term debt	4	5
Deferred revenue	480	473

Total current liabilities	1,542	1,502

Long-term debt	4,445	4,288
Deferred income taxes	721	726
Other long-term liabilities	160	164

Total liabilities	6,868	6,680
Shareholders’ equity	2,684	2,660

Total liabilities and shareholders’ equity	$9,552	$9,340

Press Release

Fiserv, Inc.

Selected Non-GAAP Financial Measures

($ in millions, unaudited)

Internal Revenue Growth [1]	Three Months Ended March 31, 2016
Payments Segment	7%
Financial Segment	1%

Total Company	4%

[1]	Internal revenue growth is measured as the increase in adjusted revenue (see page 7) for the current period excluding acquired revenue, divided by adjusted revenue from the prior year period excluding revenue attributable to dispositions. In the first quarter of 2016, acquired revenue was $13 million (all in the Payments segment), and revenue in the comparable prior year period attributable to dispositions was $1 million (all in the Financial segment).

Free Cash Flow [2]	Three Months Ended March 31,
	2016	2015
Net cash provided by operating activities	$509	$346
Capital expenditures [3]	(72)	(90)
Other adjustments [4]	(139)	12

Free cash flow	$298	$268

[2]	Free cash flow is calculated as net cash provided by operating activities less capital expenditures, and excludes tax-effected severance, merger and integration payments; certain cash distributions from StoneRiver; and other items which management believes may not be indicative of the future free cash flow of the company.
[3]	2015 includes $10 million of capital expenditures related to the company’s Atlanta facility consolidation, which is offset by a $10 million landlord reimbursement reported in net cash provided by operating activities.
[4]	“Other adjustments” in 2016 consists primarily of cash distributions of $140 million from StoneRiver.

See page 3 for disclosures related to the use of non-GAAP financial measures.

FISV-E

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